UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): October 19, 2017 (October 18, 2017)

MEDOVEX CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Royal Blvd South, Suite 150 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
Arthur S. Marcus, Esq.
Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Fol.
New York, New York 10036
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On October 18, 2017, Medovex Corp., a Nevada corporation (the “Company”) held its annual meeting of shareholders (the “Meeting”). A total of 11,389,212 shares of common stock, constituting a quorum, were present and accounted for at the Meeting. At the Meeting, the Company’s stockholders approved the following proposals:

(i) The election of the ten directors to serve until the Company’s next annual meeting and until their successors have been elected and qualified.

Director nominees were re-elected or elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
Major General C.A. “Lou” Hennies	6,288,065	630,945	4,470,202
James R. Andrews, M.D.	6,875,006	44,004	4,470,202
Scott M.W. Haufe, M.D.	6,868,922	50,088	4,470,202
Ron Lawson	6,288,270	630,740	4,470,202
Randal R. Betz, M.D.	6,873,006	46,004	4,470,202
John C. Thomas, Jr.	6,871,553	47,457	4,470,202
Jon Mogford, PH.D.	6,875,182	43,828	4,470,202
Larry Papasan	6,869,172	49,838	4,470,202
Jarrett Gorlin	6,864,599	54,411	4,470,202
Jesse Crowne	6,877,506	41,504	4,470,202

(ii) The ratification of the retention of Frazier & Deeter LLC as the Company's independent registered certified public accounting firm for the fiscal year ending December 31, 2017.

The retention of Frazier & Deeter LLC was ratified and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
11,295,345	3,229	90,638	-

(iii) In accordance with NASDAQ Marketplace Rule 5635(c), the approval of an amendment to the Company’s 2013 Stock Incentive Plan (the “Plan”) to increase the authorized number of shares of common stock that may be issued under the Plan by 1,000,000 shares of common stock.

The potential issuance was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
6,598,333	277,752	42,925	4,470,202

(iv) In accordance with NASDAQ Marketplace Rule 5635(d), the potential issuance of the Company’s securities in one or more non-public offerings, where the maximum discount at which securities will be offered will be equivalent to a discount of 25% below the market price of the Company’s common stock.

The potential issuance was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
6,204,527	670,900	43,583	4,470,202

(v) In accordance with NASDAQ Marketplace Rule 5635(c), the approval of issuance of the Company’s securities in one or more non-public offerings to the Company’s officers and/or directors or their affiliates, where the maximum discount at which securities will be offered will be equivalent to a discount of 15% below the market price of the Company’s common stock.

The potential issuance was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
6,448,330	449,850	20,830	4,470,202

(vi) In accordance with NASDAQ Marketplace Rule 5635(b), the approval of any change of control that could result from the potential issuance of securities in the non-public offerings following approval of Proposal 4 or Proposal 5.

The potential change of control was approved as the votes were cast as follows:

For	Against	Abstain	Broker non-votes
6,546,566	342,170	30,274	4,470,202

(vii) In accordance with NASDAQ Marketplace Rule 5635(c), the approval to allow officers, directors and employees of the Company to participate in the below market offerings approved pursuant to Proposal 4.

The approval of officers, directors and employees to participate in the below market offering pursuant to Proposal 4 was approved as the votes were cast as follows

For	Against	Abstain	Broker non-votes
6,644,507	242,128	32,375	4,470,202

As of the record date for the Meeting, 20,922,634 shares of common stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 19, 2017

MEDOVEX, CORP.

By:	/s/ Jarrett Gorlin
Name: Jarrett Gorlin
Title: Chief Executive Officer